CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 29, 1996, on our audit of the financial statements of FX Energy, Inc. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND, L.L.P.


/s/
Salt Lake City, Utah
November 19, 1996